EXHIBIT 16.1

7700 North Kendall Drive, 200 Miami, Florida 33156-7578 Telephone Facsimile E-mail Internet	(305) 274-1366 (305) 274-1368 info@uscpa.com www.uscpa.com

August 17, 2005

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated August 5, 2005, of Galaxy Minerals, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ Irene S. Salum, CPA

Irene S. Salum, CPA
Director